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        EXHIBIT 3(i) - ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

                              MICROS SYSTEMS, INC.

                              ARTICLES OF AMENDMENT

         MICROS Systems, Inc., a Maryland corporation, having its principal office at 12000 Baltimore Avenue, Beltsville, Maryland 20705 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   The Articles of Incorporation of the Corporation are hereby amended by striking out Article FIFTH thereof in its entirety and inserting in lieu thereof the following:

                  "FIFTH: The total number of shares which the Corporation shall have authority to issue is 50,000,000, all such shares to be common stock, par value $0.025 per share. Dividends may be declared on the common stock and each share of common stock will entitle the holder thereof to one vote in all proceedings in which action should be taken by stockholders of the Corporation."

         SECOND: The Board of Directors of the Corporation at a meeting duly convened and held on September 24, 1998, adopted a resolution in which was set forth the foregoing amendment to the Articles of Incorporation of the Corporation, declaring that said amendment was advisable and directing that such amendment be submitted for action thereon at the next annual meeting of the stockholders of the Corporation.

         THIRD: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth were approved by the affirmative vote of a majority of the total votes eligible to be cast at the annual meeting of stockholders held on November 20, 1998, in accordance with the provisions of Article SEVENTH, subsection (f), of the Articles of Incorporation of the Corporation.

         FOURTH:  (a)      Prior to the amendment, the Corporation had
authority to issue 30,000,000 shares of common stock with a par value of $.025 per share.

                  (b) After amendment the Corporation has authority to issue 50,000,000 shares of common stock with a par value of $.025 per share.

                  (c) The capital stock of the Corporation is not divided into classes.

                  (d) The aggregate par value of all shares of common stock of the Corporation is $1,250,000.

         IN WITNESS WHEREOF, MICROS Systems, Inc. has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on the __ day of November, 1998.

ATTEST                                MICROS SYSTEMS, INC.

/s/Judith F. Wilbert                  /s/A.L. Giannopoulos
----------------------                --------------------
Judith F. Wilbert                     By: A.L. Giannopoulos
Secretary                             Its: President and Chief Executive Officer



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         THE UNDERSIGNED, President and Chief Executive Officer of MICROS
Systems, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this is made a part, hereby acknowledges in the name and on behalf of said Corporation that the foregoing Articles of Amendment to be the corporate act of said Corporation, and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                              /s/A.L. Giannopoulos
                              --------------------
                              A.L. Giannopoulos
                              President and Chief Executive Officer

STATE OF MARYLAND, COUNTY OF PRINCE GEORGES, To wit:

         I HEREBY CERTIFY that on this __ day of November, 1998, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared A.L. Giannopoulos, President of the Corporation and made oath in due form of law that he executed the above on behalf of the Corporation, being authorized to do so, and executed same in my presence.

         AS WITNESS My Hand and Notarial Seal.

My commission expires:                 /s/Judith F. Wilbert
                                       --------------------
                                       Judith F. Wilbert
                                       Notary Public



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